FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported): July 3, 1996 (June 20, 1996)
                                                   ------------ --------------





                               MK RAIL CORPORATION
             (Exact name of registrant as specified in its charter)




                Delaware
                --------
State or Other Jurisdiction of Incorporation





        0-23802                                           82-0461010
        -------                                           ----------
 Commission File Number                                 I.R.S. Employer
                                                       Identification No.













   1200 Reedsdale Street, Pittsburgh, PA                        15233
   -------------------------------------                        -----
   Address of principal executive offices                      Zip Code


 Registrant's telephone number, including area code:   (412) 237-2250








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Item 5.  Other Events

Note Cancellation Agreement

         MK Rail Corporation, a Delaware corporation (the "Company"), executed a definitive agreement to repurchase the debt the Company owes to Morrison Knudsen Corporation, an Ohio corporation ("MKO"), pursuant to a Note Cancellation and Restructuring Agreement dated June 20, 1996 by and among the Company, MKO and Morrison Knudsen Corporation, a Delaware corporation ("MKC") (the "Note Cancellation Agreement"). Under the Note Cancellation Agreement, the Company is to repurchase the debt, which had as of June 1, 1996 an outstanding balance including accrued interest of approximately $56.2 million, for a total of $34.5 million. The Company plans to finance the transaction with the proceeds from previously announced asset sales, cash from operations, and proceeds from other borrowings or non-essential asset sales.

         The Note Cancellation Agreement provides that a first installment of $6.9 million (plus interest calculated at prime from the date of execution of the Note Cancellation Agreement) is to be paid ten days after MKC and MKO (collectively, "MK") have obtained either Bankruptcy Court approval of the transaction ("Bankruptcy Court Approval") or ten days after confirmation of a Plan of Reorganization that includes certain provisions integrating the transactions into the Plan (a "Conforming Plan"). In the event that Bankruptcy Court Approval is obtained and is appealed during the ten-day period, the $6.9 million is to be paid into a court-approved escrow to be held pending finalization of the Bankruptcy Court Approval or the expiration of ten days following confirmation of a Conforming Plan, or termination of the Note Cancellation Agreement. A second installment in the amount of $27.6 million is to be paid either when the Bankruptcy Court Approval is a final order or ten days after confirmation of a Conforming Plan (referred to in either case as the "Disbursement Condition"). In addition, the Company's obligation to pay the second installment is subject to a condition (which the Company can waive) that the Company has sold Alert Manufacturing & Supply Co., Inc. ("Alert") and MK Gain S.A. de C.V. ("MK Gain") pursuant to terms and at prices satisfactory to the Company in its sole discretion. As described under "Sale of Alert Manufacturing," below, the Company has entered into an agreement to sell the assets of Alert. MK Rail and MK are currently discussing certain technical amendments to the Note Cancellation Agreement relating to the definition of the Disbursement Condition to account for the fact that MKO is not a party to MKC's bankruptcy proceeding (as had been contemplated at the time the Note Cancellation Agreement was executed).

         The Note Cancellation Agreement also provides that if the Company has not consummated the Alert and MK Gain transactions on or before the later of August 30, 1996 or the date the Disbursement Condition is satisfied, the Company must waive the condition that those transactions be consummated and close the note cancellation, or MKC can terminate the Note Cancellation Agreement. If, by December 31, 1996, the transaction has not fully closed for any reason other than a default by MK, subject to certain notification provisions, MK can terminate the Note Cancellation Agreement if the Company does not elect to proceed and close the transactions.

Stockholders Agreement

         The Company and MKO also entered into a Stockholders Agreement dated June 20, 1996. The Stockholders Agreement provides demand registration rights to certain creditors of MKO, who are to receive Company stock from MKO in connection with its reorganization. Such holders are able to make four demands over a five-year period, which period commences when the Company's Form 10-K for its 1996 fiscal year is filed (i.e., on or about April 1, 1997). Expenses of demand registrations (other than selling holder advisor fees and underwriting discounts and commissions) are to be paid by the Company.

         In addition, the Company is to file a shelf registration statement during the summer of 1996 to permit nonunderwritten public resales by those stockholders. Up to $75,000 of the costs of the shelf registration statement are to be paid by MKO.





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         Further,  MKO has agreed  that the stock held by MK  creditors  will be subject to standstill and voting provisions which generally prohibit the solicitation of proxies, initiation or inducement of tender offers and other efforts to influence or control the management or policies of the Company. The voting provisions require that for a specified period, during which a majority of the Company's Board of Directors consists of independent directors, this stock will be voted in favor of the Company's nominees to its board. This period will end on the earlier of the date two years after MK distributes the stock, or the date that stock subject to the standstill and voting provisions represents less than 15 percent of the Company's outstanding common stock. Also, this stock is subject to transfer restrictions under which transferees, other than those receiving stock in certain registered offerings, must agree to be bound to these provisions.


Second Amendment to Rights Plan

         On June 20, 1996, the Company entered into a Second Amendment (the "Second Amendment") to the Rights Agreement dated as of January 19, 1996, as amended by the Amendment dated as of April 5, 1996, between the Corporation and Chase Mellon Shareholder Services, L.L.C., formerly known as Chemical Mellon Shareholder Services, L.L.C. (the "Rights Agent") (as amended, the "Rights Agreement"). As a result of the Second Amendment, the shareholder rights under the Rights Agreement will be exercisable and will trade separately from the Company's common stock if a person or a group of persons becomes the beneficial owner of 15 percent or more of the Company's common stock (rather than 10 percent or more, as was previously provided), or if a person commences a tender offer or exchange offer, the consummation of which would result in such person being the beneficial owner of 15 percent or more of the common stock (rather than 10 percent or more, as was previously provided). The Second Amendment also provides that a merger of MK will not constitute a "change of control event" as defined in the Rights Agreement, provided certain conditions are satisfied, including prompt distribution of the Company's common stock. The Second Amendment also permits the solicitation of votes and the voting with respect to the plan of reorganization of MK and the execution of the Note Cancellation Agreement and the Stockholders Agreement.

Sale of Alert Manufacturing

         On June 27, 1996, the Company and its subsidiary, Alert Manufacturing & Supply Co. ("Alert"), entered into an Agreement for the Purchase and Sale of Assets with All-State Industrial Rubber Co., Inc. ("All-State"), pursuant to which substantially all of the assets of Alert are to be sold to All-State for a purchase price of $4,500,000, subject to certain adjustments and the assumption by All-State of trade payables of Alert in the amount of $750,000. Alert, based in Elk Grove Village, Illinois, manufacturers a variety of rubber products, primarily for the trucking industry. Alert, which had sales of approximately $10 million in 1995, is a subsidiary of Power Parts Co., which is a subsidiary of the Company. All-State, based in West Des Moines, Iowa, is a privately held manufacturer of rubber belting and other industrial rubber products. The transaction is expected to close during the third quarter of 1996.







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Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses aquired     (None)

(b)      Pro forma financial information                (none)

(c)      Exhibits


Exhibit No.                            Description                      Page
- -----------                            -----------                      -----

 4.1 Second Amendment dated as of June 20, 1996 to Rights Agreement dated as of January 19, 1996 as amended as of April 5, 1996 by and between MK Rail Corporation and Chase Mellon Shareholder Services, L.L.C. (formerly known as Chemical Mellon Shareholder Services, L.L.C.), as Rights Agent (filed as an exhibit to the Company's Amendment No. 2 on Form 8-A/A dated July 3, 1996 and incorporated herein by reference).

 10.1 Note Cancellation and Restructuring Agreement dated as of June 20, 1996, by and among MK Rail Corporation, Morrison Knudsen
      Corporation, a Delaware corporation, and Morrison Knudsen Corporation, an Ohio corporation.

 10.2 Stockholders Agreement dated as of June 20, 1996 between MK Rail Corporation and Morrison Knudsen Corporation.

 10.3 Agreement for the Purchase and Sale of Assets dated June 27, 1996 by and among MK Rail Corporation, Alert Manufacturing & Supply Co. and All-State Industrial Rubber co., Inc.






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                                                     SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act, of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          MK RAIL CORPORATION
                                          (Registrant)


Dated: July 3, 1996                   By:  /s/  William D. Grab
                                         ----------------------
                                           William D. Grab
                                           Vice President, Controller and
                                             Principal Accounting Officer







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